Exhibit 10.3

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) has been executed, and is effective as of the Closing Date, by Partner Colorado Credit Union, a Colorado-chartered credit union (“PCCU”) and the sole member of SHF Holding Co., LLC, a Colorado limited liability company (“Holding”) and the sole member of the Company (defined below) (PCCU and Holding are referred to herein individually as a “Subject Party” and collectively as the “Subject Parties”), in favor of and for the benefit of Northern Lights Acquisition Corp., a Delaware corporation (including any successor entity thereto, the “Purchaser”), SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company (the “Company”), and each of the Purchaser’s and/or the Company’s respective Affiliates (as defined in the Purchase Agreement (as defined below)), successors, and direct and indirect Subsidiaries (as defined in the Purchase Agreement) (collectively with the Purchaser and the Company, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Purchase Agreement.

WHEREAS, on February 11, 2022, (i) the Purchaser, (ii) 5AK, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Closing for the stockholders of the Purchaser in accordance with the terms and conditions of the Purchase Agreement, (iii) the Subject Parties, and (iv) the Company entered into that certain Unit Purchase Agreement (as amended from time to time in accordance with the terms thereof, the “Purchase Agreement”), pursuant to which the parties thereto intend to effect the purchase by the Purchaser of 100% of the issued and outstanding Company Membership Interests from Holding, in exchange for the Purchase Consideration, all upon the terms and subject to the conditions set forth in the Purchase Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended) and the Colorado Corporations and Association Act (as amended) (the “Purchase”);

WHEREAS, as of the Closing Date, the Company provides financial services to businesses in the cannabis industry (the “Business”);

WHEREAS, in connection with, and as a condition to the consummation of the Purchase and the other transactions contemplated thereby (the “Transactions”), and to enable the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company, the Purchaser has required that the Subject Parties enter into this Agreement;

WHEREAS, each of the Subject Parties is entering into this Agreement in order to induce the Purchaser to consummate the Transactions, pursuant to which the Subject Parties will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Parties, as the former direct and indirect sole member of the Company, have contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

NOW, THEREFORE, in order to induce the Purchaser to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Subject Parties, jointly and severally, hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. Each of the Subject Parties hereby agrees that during the period from the Closing until the five (5) year anniversary of the Closing Date (the “Termination Date,” and such period from the Closing until the Termination Date, the “Restricted Period”), neither of the Subject Parties will, and each will cause its respective Affiliates not to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), (i) anywhere in the United States and (ii) in any other jurisdictions in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing Date or during the Restricted Period (clauses (i) and (ii), collectively, the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance, or control, or participate in the ownership, management, financing, or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor, or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, (I) the provision of services by either of the Subject Parties pursuant to that certain Support Services Agreement and that certain Loan Service Agreement between the Purchaser and PCCU (each of which, as defined in the Purchase Agreement) shall not be a violation of this Agreement; (II) the Subject Parties and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Parties and its Affiliates are not involved in the management or control of such Competitor (“Permitted Ownership”); and (III) the Subject Parties and its Affiliates may lend funds to a Competitor in the ordinary course of business and in accordance with customary terms and conditions, so long as they do not exert control over, or hold an ownership interest in, that Competitor and they do not target Competitors generally.

(b) Acknowledgment. Each of the Subject Parties acknowledges and agrees, that (i) the Subject Parties possess knowledge of confidential information of the Company and the Business, (ii) the Subject Parties’ execution of this Agreement is a material inducement to the Purchaser to consummate the Transactions and to realize the goodwill of the Company, for which the Subject Parties and/or their respective Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser would not have entered into the Purchase Agreement or consummated the Transactions but for the Subject Parties’ agreements set forth in this Agreement, (iii) it would substantially impair the goodwill of the Company and materially reduce the value of the assets of the Company and cause serious and irreparable injury if the Subject Parties were to use their respective ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein, and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Parties and their respective Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete, and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Parties to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope, and duration, (viii) the consideration provided to the Subject Parties under this Agreement and the Purchase Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

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2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. Each of the Subject Parties agrees that, during the Restricted Period, neither of the Subject Parties will, and each will not permit its respective Affiliates to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Parties’ duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant, or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant, or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Parties and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Parties or their respective Affiliates by responding to a general advertisement or solicitation program conducted by or on behalf of either or both of the Subject Parties or any of their respective Affiliates that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel are not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant, or independent contractor of either of the Covered Parties, as of the Closing Date, at any time during the Restricted Period, or as of the relevant time of determination.

(b) Non-Solicitation of Customers and Suppliers. Each of the Subject Parties agrees that, during the Restricted Period, neither of the Subject Parties will, and each will not permit its respective Affiliates to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Parties’ duties on behalf of the Covered Parties), knowingly and for a purpose competitive with a Covered Party as it related to the Business: (i) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent, or other service provider of a Covered Party at the time of such interference or disruption. For purposes of this Agreement, a “Covered Customer” shall mean (x) any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, as of the Closing Date, at any time during the Restricted Period, or as of the relevant time of determination, and (y) any Person as to whom a Covered Party provides services to a Subject Party under the Account Servicing Agreement (as defined in the Purchase Agreement).

(c) Mutual Non-Disparagement. The Subject Parties and the Covered Parties each agrees that from and after the Closing until the fifth (5th) anniversary of the end of the Restricted Period, neither will, and each will cause its respective Affiliates not to, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports, or comments) that are disparaging, deleterious, or damaging to the integrity, reputation, or good will of the other or their respective management, officers, employees, independent contractors, or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Parties or the Covered Parties from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action under this Agreement, the Purchase Agreement, or any other Ancillary Document that is asserted in good faith.

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3. Confidentiality. From and after the Closing Date, each of the Subject Parties will, and each will cause its respective Representatives (as defined in the Purchase Agreement) to, keep confidential and not (except, if applicable, in the performance of the Subject Parties’ duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer, or provide access to, any and all Covered Party Information without the prior written consent of the Purchaser (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the Business, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning, and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced, or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers, or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers, or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information where the Subject Parties can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Parties or any of its Representatives; (iii) is already in the possession of the Subject Parties at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Parties’ documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) the Subject Parties cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Parties and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4. Representations and Warranties. Each of the Subject Parties hereby represents and warrants, jointly and severally, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) each of the Subject Parties has full power and capacity to execute and deliver, and to perform all of such Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Parties’ obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which either of the Subject Parties is a party or otherwise bound. By entering into this Agreement, each of the Subject Parties certifies and acknowledges that the Subject Parties has carefully read all of the provisions of this Agreement, and that the Subject Parties voluntarily and knowingly enter into this Agreement.

5. Remedies. The covenants and undertakings contained in this Agreement relate to matters which are of a special, unique, and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. In the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the adversely affected party or parties will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Purchase Agreement or the other Ancillary Documents that may be available, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order, or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of posting bond or security, which each party expressly waives; and (ii) recovery of attorneys’ fees and costs incurred in enforcing the party’s rights under this Agreement. Each of the Subject Parties hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Parties) under or in connection with the Purchase Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

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6. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Parties of any obligation or liability arising from any breach by either of the Subject Parties of this Agreement during the Restricted Period. Each of the Subject Parties further agrees that the time periods during which the covenants contained in this Agreement will be effective will be computed by excluding from such computation any time during which either of the Subject Parties is in violation of any provision of such Sections.

7. Miscellaneous.

(a) Notices. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser after the Closing, to:

Northern Lights Acquisition Corp.

10 East 53rd Street, Suite 3001

New York, NY 10022

Attn: John Darwin, Co-Chief Executive Officer

Telephone No.: (615) 554-0044

Email: jdarwin@luminouscap.ca

with copies to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001

Attn: Andrew M. Tucker, Esq.

Telephone No.: (202) 689-2987

Email: andy.tucker@nelsonmullins.com

If to the Company to: SHF, LLC d/b/a Safe Harbor Financial 5269 W. 62nd Avenue Arvada, CO 80003 Attn: Chief Executive Officer Email: sundie@shfinancial.org with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001

Attn: Andrew M. Tucker, Esq.

Telephone No.: (202) 689-2987

Email: andy.tucker@nelsonmullins.com

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If to Holding, to: SHF Holding Co, LLC 6221 Sheridan Boulevard Arvada, Colorado 80003 Attn: Chief Executive Officer Email: FaganD@partnercoloradocu.org	with a copy (which will not constitute notice) to: Donald T. Emmi David Waller 1707 Cole Blvd, Suite 210 Golden, CO 80401 Email: donnie@helegal.com Email: dave@legalaspirin.com
If to PCCU, to: Partner Colorado Credit Union 6221 Sheridan Boulevard Arvada, Colorado 80003 Attn: Chief Executive Officer Email: FaganD@partnercoloradocu.org	with a copy (which will not constitute notice) to: Donald T. Emmi David Waller 1707 Cole Blvd, Suite 210 Golden, CO 80401 Email: donnie@helegal.com Email: dave@legalaspirin.com

(b) Integration and Non-Exclusivity. This Agreement, the Purchase Agreement, and the other Ancillary Documents contain the entire agreement between the Subject Parties and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights, remedies, obligations, and liabilities of the parties under this Agreement are in addition to their respective rights, remedies, obligations, and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Purchase Agreement and any other written agreement between the Subject Parties or their respective Affiliates and any of the Covered Parties. Nothing in the Purchase Agreement will limit any of the obligations, liabilities, rights, or remedies of the Subject Parties or the Covered Parties under this Agreement, nor will any breach of the Purchase Agreement or any other agreement between the Subject Parties or their respective Affiliates and any of the Covered Parties limit or otherwise affect any right or remedy under this Agreement. If any covenant set forth in any other agreement between the Subject Parties or their respective Affiliates and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal, or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal, and enforceable to the fullest possible extent, (ii) the invalidity, illegality, or unenforceability of such provision will not affect the validity, legality, or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality, or unenforceability of such provision will not affect the validity, legality, or enforceability of the remainder of such provision or the validity, legality, or enforceability of any other provision of this Agreement. The Subject Parties and the Covered Parties will substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered, or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Each of the Subject Parties will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

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(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Parties, the Purchaser, and a majority of the disinterested independent directors of the Purchaser’s board of directors (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, by a majority of the disinterested independent directors of the Purchaser’s board of directors) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition, or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Dispute Resolution. Any dispute, difference, controversy, or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) (a “Dispute”) shall be governed by this Section 7(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved within fifteen business days (the “Resolution Period”) after the delivery of such notice may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Colorado. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Denver, Colorado. The language of the arbitration shall be English.

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(f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Colorado without regard to the conflict of laws principles thereof. Subject to Section 7(e), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Denver, Colorado (or in any appellate courts thereof) (the “Specified Courts”). Subject to Section 7(e), each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon, and will inure to the benefit of the parties, and their respective successors and assigns. No Covered Party may assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without first obtaining the consent or approval of the Subject Parties (which consent shall not be unreasonably withheld, conditioned or delayed). The Subject Parties each agree that the obligations of the Subject Parties under this Agreement are specific to each of them and will not be assigned by the Subject Parties.

(i) Disinterested Director Majority Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the majority of the disinterested independent directors of the Purchaser’s board of directors is authorized and shall have the sole right to act on behalf of Purchaser and the other Covered Parties under this Agreement, including the right to enforce the Purchaser’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that any employee, officer, manager or director of either of the Subject Parties serves as a director, officer, employee, or other authorized agent of a Covered Party, such Person shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

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(j) Construction. Each of the Subject Parties acknowledges that it has been represented by counsel, or had the opportunity to be represented by counsel of its choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned, and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l) Effectiveness. This Agreement shall be binding upon the Subject Parties upon the Subject Parties’ execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Purchase Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

The Subject Parties:

PARTNER COLORADO CREDIT UNION

By:	/s/ Linda Head
Name:	Linda Head
Title:	Board Chair

SHF HOLDING CO, LLC

By:	/s/ Richard Bollig
Name:	Richard Bollig
Title:	Board Chair

[Signature Page to the Non-Competition Agreement]

Acknowledged and accepted as of the date first written above:

The Purchaser:

NORTHERN LIGHTS ACQUISITION CORP.

By:	/s/ John Darwin
Name:	John Darwin
Title:	Co-Chief Executive Officer

The Company:

SHF, LLC D/B/A SAFE HARBOR FINANCIAL

By:	/s/ Sundie Seefried
Name:	Sundie Seefried
Title:	Chief Executive Officer and Board Chair

[Signature Page to the Non-Competition Agreement]